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                                                                      EXHIBIT 21


                   COOPER CAMERON CORPORATION -- SUBSIDIARIES
                             (AS OF MARCH 26, 1998)

COOPER CAMERON CORPORATION (DELAWARE) - PARENT                       % OWNED        % OWNED
                                                                   BY SUBSIDIARY     BY CCC
                                                                   -------------    -------
Cameron Algerie (Algeria)(1)                                                         100%
Cameron Argentina S.A.I.C. (Argentina)(1)                                            100%
Cameron Australasia Pty. Ltd. (Australia)                                            100%
     Cooper Cameron Pensions Australia. Pty. Ltd. (Australia)          100%          100%
Cameron France, S.A. (France)                                                        100%
     Cameron France E.U.R.L.                                           100%
     Cameron France S.N.C.                                             100%
Cameron Gabon, S.A. (Gabon)                                                          100%
Cameron GmbH (Germany)                                                               100%
Cameron Inchcape Middle LLC (Oman Joint Venture)                                      24%
Cameron Ireland Limited (Ireland)(1)                                                 100%
Cameron Norge AS (Norway)                                                            100%
Cameron Venezolana, S.A. (Venezuela)                                                  49%
     Cameron Cactus Cayman Ltd. (Grand Cayman)                         100%
     Servicious Cameron, C.A. (Venezuela)                              100%
          Camercay, Ltd. (Grand Cayman)                                100%
Compression Services Company (Ohio)                                                  100%
Cooper Cameron do Brasil Ltda. (Brazil)(1)                                           100%
Cooper Cameron Foreign Sales Company Ltd. (Barbados)                                 100%
Cooper Cameron (U.K.) Limited (United Kingdom)                                       100%
     Cameron Offshore Engineering Limited (United Kingdom)             100%
     Cooper Cameron Pensions Limited (United Kingdom)                  100%
     Cameron Integrated Services Limited (United Kingdom)              100%
Cooper Cameron (Malaysia) Sdn Bhd (Malaysia Joint Venture)                            49%
Cooper Cameron Holding B.V. (Netherlands)                                            100%
     Cooper Energy Services B.V. (Netherlands)                         100%
     Cameron B.V. (Netherlands)                                        100%
Cooper Cameron Limited (Canada)                                                      100%
     Cooper, Rolls Corporation (Canada)(3)                              50%
Cooper Cameron Corporation Nigeria Limited (Nigeria)                                  60%
Cooper Energy Services de Venezuela, S.A. (Venezuela)                                100%
Cooper Energy Services International, Inc. (Ohio)                                    100%
     Canada Tiefbohrgerate und Maschinenfabrik GmbH (Austria)          100%
     Cooper Cameron (Singapore) Pte. Ltd. (Singapore)                   39%
Cooper Flow Control Australia Pty. Ltd. (Australia)(1)                                50%
Cooper Cameron de Mexico S.A. de C.V. (Mexico)(1)                                    100%
Cooper Cameron (Singapore) Pte. Ltd. (Singapore)(4)                                   61%
     Cameron-Excel Sdn Bhd (Malaysia - Joint Venture)                   49%
     Cameron (B) Sendirian  Berhad (Brunei)                            100%
Cooper Cameron Petroleum Equipment Group, Inc. (Delaware)                            100%
     Cooper Flow Control Australia Pty. Ltd. (Australia)                50%
Cooper Rolls Incorporated (Ohio)(2)                                                   50%
     Cooper Rolls Limited (United Kingdom)                             100%
Cooper Turbocompressor, Inc. (Delaware)                                              100%
Ingram Cactus (Malaysia) Sdn. Bhd.                                                    49%
Ingram Cactus de Venezuela, S.A. (Venezuela Joint Venture)                            49%
Lyulka-Cooper (Russian Federation Joint Venture)                                      50%
SamaraVolgomash (Russia)                                                              50%
Wellhead Holdings Malaysia, Inc. (Malaysia)                                          100%




------------------------
(1) Also partially owned by Cooper Cameron Petroleum Equipment Group, Inc.

(2) Joint Venture Interest with Rolls-Royce Plc

(3) Joint Venture Interest with Rolls-Royce Industries Canada Inc.

(4) Also partially owned by Cooper Energy Services International, Inc.